Exhibit 99.3

DUNE ENERGY, INC.

2007 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

(Employees/Performance Based Agreement)

1.        Agreement to Grant Restricted Shares.  Subject to the provisions and conditions described in this agreement (the “Agreement”) and the Dune Energy, Inc. 2007 Stock Incentive Plan (as amended and in effect from time to time, the “Plan”), Dune Energy, Inc., a Delaware corporation (the “Company”), hereby agrees to grant to James A. Watt (“Participant”) all rights, title and interest in the record and beneficial ownership of Four Hundred Twelve Thousand Five Hundred (412,500) shares (the “Restricted Shares”) of common stock, $.001 par value per share, of the Company (“Common Stock”). By execution of this Agreement, Participant agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan as implemented by this Agreement, together with all rules and determinations from time to time issued by the Committee pursuant to the Plan. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan, the terms of which are incorporated herein by reference.

2.        Grant Date.  The grant of such Restricted Shares shall be effective as of October 1, 2009, provided, however, that if there are insufficient shares in the Plan to issue the full number provided for herein, the grant shall be made to the greatest extent practicable on October 1, 2009, and the remaining shares outstanding shall be issued on a date no later than ten (10) days following the date sufficient shares become available under the Plan (the “Grant Date”).

3.        Issuance and Transferability.  Each certificate representing the shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left in deposit with the Company and a stock power endorsed in blank until such time as the restrictions on transfer have lapsed. Any certificate or certificates representing Restricted Shares shall bear a legend similar to the following:

“The shares represented by this certificate have been issued pursuant to the terms of the Dune Energy, Inc. 2007 Stock Incentive Plan (as amended and restated) and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such Plan or Award dated October 1, 2009.”

Until all restrictions lapse, the Restricted Shares shall not be (i) assignable, saleable, or otherwise transferable by the Participant except by will or by the laws of descent and distribution or pursuant to a domestic relations order, or (ii) subject to any encumbrance, pledge or charge of any nature. Notwithstanding the foregoing, in the case of Participant’s death or Disability, Participant’s rights under this Agreement may be exercised by Participant’s legal guardian (if the Participant becomes Disabled) or Participant’s legal representative or beneficiary. The executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under this Agreement will pass by will or the laws of descent or distribution, shall be deemed to be the Participant’s beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder. Any attempted transfer in violation of the Plan or this Agreement shall be void and ineffective for all purposes.

4.        Risk of Forfeiture.  Participant shall immediately forfeit all rights pursuant to this Agreement and to any nonvested portion of the Restricted Shares in the event of the Participant’s termination of employment from or services to the Company or an Affiliate under circumstances that do not cause such restrictions to lapse and the Participant to become fully vested under the terms of this Agreement. The Restricted Shares allocated to a performance period in which the Participant does not vest due to the level of achievement of the Performance Goals (as defined below) for such performance period, as determined by the Committee in accordance with the Plan and this Agreement, will be forfeited.

5.        Repurchase & Recover Rights.  The Company shall have the right to repurchase or recover such shares for the amount of cash paid therefor, if any, if (i) the Participant shall terminate Employment from or services to the Company or an Affiliate prior to the lapse of such restrictions under circumstances that do not cause such restrictions to lapse and Participant to become fully vested or (ii) the Restricted Shares are forfeited by the Participant pursuant to the terms of the Agreement.

6.        Vesting.  Subject to Paragraphs 3 & 4 hereof and the terms of the Plan, Participant shall vest in all rights under the Restricted Shares and any rights of the Company to such shares shall lapse with respect to the Restricted Shares on the last day of the applicable Performance Period based upon the attainment of Proved Reserves and TSR Performance goals (as defined below and determined in accordance to this Agreement and the Plan) provided that the Participant is continuously employed by the Company or an Affiliate from the Grant Date to the last day of the applicable Performance Period.

For purposes of this Agreement, the following definitions apply:

“Good Reason” shall have the meaning ascribed to that term in the Employment Agreement of even date herewith.

“Performance Period” means the period beginning on the first day of the fiscal quarter in which September 1, 2009 occurs and ending on the last day of the fiscal quarter ending prior to September 1, 2012.

“Proved Reserves” shall have the meaning set forth in Paragraph 5 of the Employment Agreement of even date herewith.

“Peer Group” refers to the following companies:

•	Brigham Exploration Company

•	Callon Petroleum Company

•	Energy XXI, Ltd.

•	GMX Resources, Inc.

•	Goodrich Petroleum Corporation

•	Meridian Resource Corporation

•	Parallel Petroleum Corporation

•	PetroQuest Energy, Inc.

•	RAM Energy Resources, Inc.

•	Venoco, Inc.

Notwithstanding the foregoing, if any company included in the Peer Group ceases to be publicly traded by reason of merger, acquisition, liquidation, bankruptcy, or any other reason, the Board may, in its sole discretion, add a replacement company to the Peer Group.

(d)        “Total Stock Return” refers to the percentage growth in share price, adjusted for dividends and stock splits, over the Performance Period, as measured by comparing (i) the average share price for the 30-day period counting from the first day of the Performance Period to (ii) the average share price for the 30-day period ending on the last day of the Performance Period. For example, if the share price, adjusted for dividends and stock splits, increases over the Performance Period from $0.15 to $0.24, Total Stock Return is 60% (($0.24/$0.15) - 1).

(e)        “TSR Performance” is the percentile rank of the Company among the Peer Group. In determining TSR Performance, all companies in the Peer Group, as well as the Company, shall be ranked from lowest-to-highest Total Stock Return. The Company’s percentile rank shall thereafter be computed as follows:

Percentile	=	[ 100 x (Rank of the Company – 0.5) ]
(Number of companies in Peer Group + 1)

Vesting shall occur as follows:

Vesting based on Proved Reserves.  If, at the end of the Performance Period, Proved Reserves are equal to or greater than 179 Bcfe, 275,000 shares shall vest. Otherwise, none shall vest.

Vesting based on TSR Performance.  In addition, if the Company’s TSR Performance equals or exceeds the 50th percentile of the Peer Group, 137,500 shares shall vest. Otherwise, none shall vest.

In addition, subject to Paragraphs 3 & 4 and the terms of the Plan, Participant shall vest in all rights under the Restricted Shares that have not previously been forfeited and any rights of the Company to such shares shall lapse with respect to the Restricted Shares upon an involuntary termination without Cause or resignation for Good Reason within one (1) year after the effective date of a Change of Control, as defined in the Employment Agreement of even date herewith, provided the Participant is continuously employed by the Company or an Affiliate from the Grant Date to the applicable vesting event.

Upon vesting of the Restricted Shares, the Committee shall issue and deliver to Participant a certificate for such shares without the legend set forth in Section 2 above for the number of shares that are no longer subject to such restrictions, terms and conditions, less the shares withheld for taxes, if, such withholding is permitted pursuant to the Plan and at the sole discretion of the Committee.

7.        Ownership Rights/Dividends.  Subject to the reservations set forth in this Agreement, the Plan and Paragraph 9, upon Participant’s grant of the Restricted Shares, the Participant shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. The Restricted Shares shall be registered in the name of the Participant and at the address set forth below the Participant’s signature attached hereto.

8.        Reorganization of the Company.  The existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares or the rights thereof; the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9.        Certain Restrictions.  By executing this Agreement, Participant acknowledges that he will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with the securities law or any other applicable laws, rules or regulations, or with this document or the terms of the Plan.

10.        No Guarantee of Employment.  The grant of Restricted Shares shall not be construed as giving the Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss the Participant from employment, free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan or this Agreement.

11.        Withholding of Taxes.  Any issuance of Common Shares pursuant to this Agreement shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid to the Company with respect thereto.

12.        No Guarantee of Tax Consequences.  None of the Board, the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any person eligible for the benefits under this Agreement.

13.        No Right to Section 83(b) Election.  The Participant shall have no right to file an IRC Section 83(b) election in connection with this Agreement.

14.        Severability.  In the event that any provision of the Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be construed or deemed amended to conform with the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the

Agreement, such provision shall be fully severable and shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

15.        Governing Law.  This Agreement shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law.

IN WITNESS WHEREOF, the Agreement is executed this 1st day of October 2009.

COMPANY:
DUNE ENERGY, INC.

By:	/s/ ALAN D. GAINES

Printed Name:	Alan D. Gaines

Title:	Chairman

PARTICIPANT:

By:	/s/ JAMES A. WATT
(Signature)
Date:	10-01-09

Address:

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